EXHIBIT 32.1

CERTIFICATION OF ANNUAL REPORT ON FORM 10-K OF

SCOTT’S LIQUID GOLD-INC.

FOR THE YEAR ENDED DECEMBER 31, 2014

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Scott’s Liquid Gold-Inc. (“Scott’s Liquid Gold”), that to his knowledge:

1. This Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Scott’s Liquid Gold.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K. A signed original of this statement has been provided to Scott’s Liquid Gold and will be retained by Scott’s Liquid Gold and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of March 30, 2015.

/s/ Mark E. Goldstein
Mark E. Goldstein
President and Chief Executive Officer
/s/ Barry J. Levine
Barry J. Levine
Treasurer, Chief Financial Officer, Chief Operating Officer and Corporate Secretary